UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): November 17, 2015

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 17, 2015 Centrus Energy Corp. received notice from the NYSE MKT LLC indicating that the Company is not in compliance with Sections 1003(a)(i) and (ii) of the NYSE MKT's Company Guide since it reported a stockholders’ deficit as of September 30, 2015 and net losses in its fiscal years ended December 31, 2011, 2012 and 2013. The Company will submit a plan of compliance to the NYSE MKT by December 17, 2015 that demonstrates the Company's ability to regain compliance with Sections 1003(a)(i) and (ii) of the NYSE MKT Company Guide by May 17, 2017. During this period, the Company’s common stock will continue to be listed and traded on the NYSE MKT, subject to the Company’s compliance with the other NYSE MKT listing standards. If the plan is accepted, the Company will be able to continue its listing, subject to periodic reviews by the NYSE MKT. If the plan is not accepted, or if it is accepted but the Company is not in compliance with the continued listing standards by May 17, 2017, or if the Company does not make progress consistent with the plan, the NYSE MKT may initiate delisting procedures as appropriate.

Item 7.01 Regulation FD Disclosure.

On November 23, 2015, Centrus Energy Corp. issued a press release announcing the receipt of the notice from the NYSE MKT described in Item 3.01 of this report.  A copy of this press release is included as Exhibit 99.1 to this report.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.

Exhibit	Description

99.1	Press release dated November 23, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	November 23, 2015	By:	/s/ Stephen S. Greene
Stephen S. Greene
Senior Vice President, Chief Financial Officer and Treasurer